EXHIBIT 3.1

                           CERTIFICATE OF INCORPORATION
                                      OF
                            DELTA PETROLEUM CORPORATION
                ___________________________________________________

                                    ARTICLE 1
                                      NAME

     The name of the corporation is Delta Petroleum Corporation (the
"Company").

                                    ARTICLE 2
                                 REGISTERED AGENT

     The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Trust Company.

                                    ARTICLE 3
                                     PURPOSE

     The purpose of the Company is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware, as amended (the "DGCL").

                                    ARTICLE 4
                                  CAPITAL STOCK

     4.1  Common Stock.

          (a) The total number of shares of common stock, par value $.01 per share, that the Company is authorized to issue is three hundred million (300,000,000).

          (b) Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the Company, including, but not limited to, (i) the right to receive dividends when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.




     4.2  Preferred Stock.

          (a) The total number of shares of preferred stock, par value $0.01 per share, that the Company is authorized to issue is 3,000,000.

          (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including but not limited to the following:

               (1) The designation of the series and the number of shares to constitute the series.

               (2) The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

               (3) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

               (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

               (5) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

               (6) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

               (7) The restrictions, if any, on the issue or reissue of any additional preferred stock.

               (8) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

                                   ARTICLE 5
                                   DIRECTORS

     5.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from

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time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article 5, the number of directors shall not be less than three (3) or more than eleven (11). Election of directors need not be by written ballot except and to the extent provided in the bylaws.

     In the event the holders of any class or series of preferred stock shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article 4, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of preferred stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article 5.

     5.2 Removal. Subject to any rights of the holders of any series of preferred stock, a director may be removed from office by the stockholders prior to the expiration of his or her term of office only for cause.

     5.3 Quorum. A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.

     5.4 Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor shall have been elected and qualified.

                                   ARTICLE 6
                                    BYLAWS

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Company.

                                   ARTICLE 7
                                  STOCKHOLDERS

     7.1 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. Each meeting of stockholders will be held on the date and at the time and place determined by the Board of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer or any officer of the Company upon the written request of a majority of the Board of Directors.

     7.2 No Action by Written Consent. Action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken only at such a meeting and not by written consent.

                                   ARTICLE 8
                               VOTING REQUIREMENT

     Notwithstanding any other provisions of this Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 5, 8, 9 or 10 of this Certificate of Incorporation.

                                   ARTICLE 9
                        LIABILITY OF OFFICERS AND DIRECTORS

     9.1 General. A director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

     9.2 Amendment. No amendment, modification or repeal of this Article 9 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                   ARTICLE 10
                                INDEMNIFICATION

     10.1 General. The Company shall indemnify to the fullest extent permitted by and in the manner permissible under the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of the Company or any predecessor of the Company or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company; provided, however, that except as provided in
Section 10.4, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors.

     10.2 Advancement of Expenses. The right to indemnification conferred in this Article 10 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within twenty days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined, by a final judicial decision from which there is no right of appeal, that such director or officer is not entitled to be indemnified under this Article 10 or otherwise.

     10.3 Procedure for Indemnification. To obtain indemnification under this Article 10, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.3, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (a) if requested by the claimant or if there are no Disinterested Directors (as hereinafter defined), by Independent Counsel (as hereinafter defined), or (b) by a majority vote of the Disinterested Directors, even though less than a quorum, or by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

     10.4 Certain Remedies. If a claim under Section 10.1 is not paid in full by the Company within thirty days after a written claim pursuant to
Section 10.3 has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     10.5 Binding Effect. If a determination shall have been made pursuant to Section 10.3 that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.4.

     10.6 Validity of this Article. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.4 that the procedures and presumptions of this Article 10 are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article 10.

     10.7 Nonexclusivity, etc. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article 10 shall in any way diminish or adversely affect the rights of any present or former director or officer of the Company or any predecessor thereof hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     10.8 Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     10.9 Indemnification of Other Persons. The Company may grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the Company or any predecessor of the Company to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     10.10 Severability. If any provision or provisions of this Article 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 10 (including, without limitation, each portion of any paragraph of this Article 10 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this
Article 10 (including, without limitation, each such portion of any paragraph of this Article 10 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     10.11  Certain Definitions.  For purposes of this Article 10:

          (a) "Disinterested Director" means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.


          (b) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any such person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant's rights under this Article 10. Independent Counsel shall be selected by the Board of Directors.

                                   ARTICLE 11
                                   AMENDMENTS

     Subject to Article 8, the Company reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                                   ARTICLE 12
                                INITIAL DIRECTORS

     12.1 Incorporator. The name and mailing address of the incorporator is Ronald R. Levine, II, c/o Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202. Immediately upon filing of this certificate, the powers of the incorporator shall cease.

     12.2 Initial Directors. The names of the initial directors are Roger A. Parker, Aleron H. Larson, Jr., Kevin R. Collins, Jerrie F. Eckelberger, Russell S. Lewis, Jordan R. Smith, Neal A. Stanley, James P. Van Blarcom and

James B. Wallace. The mailing address for each of the initial directors is c/o Delta Petroleum Corporation, 475 Seventeenth Street, Suite 1400, Denver, Colorado 80202.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 7th day of November, 2005.

                                       /s/ Marni J. Rachich
                                       Marni J. Rachich
                                       Incorporator









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                             FIRST AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                      OF
                           DELTA PETROLEUM CORPORATION,
                             a Delaware corporation

                                   * * * * *
                             Pursuant to Section 242
                      of the Delaware General Corporation Law
                                   * * * * *

     Delta Petroleum Corporation, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that:

     1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 7, 2005. The Certificate of Incorporation has not been amended since that time.

     2. This First Amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.

     3.  Section 5.2 of the Certificate is hereby amended to read as follows:

         "Removal. Subject to any rights of the holders of any series of preferred stock, or as may be otherwise limited under the DGCL, a director may be removed from office by the stockholders prior to the expiration of his or her term of office with or without cause."

     4. Except as provided in this amendment, the Certificate is unchanged, and remains in full force and effect.

                                   * * * * *

     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Certificate of Incorporation to be executed by its duly authorized officer as of the 31st day of January, 2006.

                              Delta Petroleum Corporation,
                              a Delaware corporation


                              By: /s/ Stanley F. Freedman
                              Name: Stanley F. Freedman
                              Title:  Executive Vice President and Secretary